Exhibit 99.1

EDWARD W. des ENFANTS NAMED VICE PRESIDENT
& GENERAL MANAGER, FIBERSTARS EFO™

FREMONT, Calif., January 6, 2004 – Fiberstars, Inc. (Nasdaq: FBST) announced today that Edward W. des Enfants is named Vice President and General Manager of Fiberstars EFO.

Mr. des Enfants joins Fiberstars from GE Lighting, where he served as New York District Sales Manager, with management responsibility for GE’s largest National accounts. Prior to that position, Ted moved progressively from GE sales representative to account manager, senior account manager and national account manager. He was consistently responsible for increases in sales and market share, innovative marketing strategies and programs that led to awards on key growth projects, and training and developing key personnel.

Ted was recruited by GE Lighting prior to graduating from Northeastern University’s 5 year co-operative business school. He resides in and will work out of New York City and will also maintain an office at Fiberstars’ headquarters in Fremont, CA.

EFO is Fiberstars’ patented new fiber optic lighting technology which can save up to 80% in energy costs vs. conventional incandescent or halogen downlights. One 68 watt EFO lamp can replace up to eight 50 watt halogen lamps consuming 400 total watts.

In 2003, Fiberstars and partner companies were awarded $9,500,000 DARPA to develop a next generation version of EFO for possible military applications. In 2000, Fiberstars was awarded $2,000,000 from the Advanced Technology Program at NIST to develop a lower cost, higher volume continuous extrusion process for EFO’s unique large core fiber. This project was successfully completed in October, 2003.

EFO is being positioned as a major new innovation in lighting which can save retail and other commercial lighting customers money on energy, maintenance and HVAC.

As Vice President and General Manager of Fiberstars EFO, Ted will assume overall responsibility for the marketing of this breakthrough technology.

About Fiberstars

Fiberstars is the world’s leading supplier of fiber optic lighting. Fiberstars products are designed, manufactured and marketed in the commercial lighting, sign and swimming pool and spa markets. Fiber optic lighting provides aesthetic, safety, energy savings and maintenance cost benefits over conventional lighting. Fiberstars has 38 patents on its technologies for fiber optic lighting. Customers include fast food restaurant chains, theme parks and casinos, hotels, retail stores, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 44259 Nobel Dr., Fremont, California. The Company has additional offices in Solon,

Ohio, as well as in England and Germany. Telephone 510-490-0719. Web site: www.fiberstars.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding expected margins and expense levels, the business outlook for 2004 and thereafter, expected benefits of the DARPA and NIST contract work, expected benefits from alliances, expected product introductions and customer acceptance and orders, energy efficiency and statements or implications that the new technology will offer a competitive edge and contribute to future growth. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company’s future include, but are not limited to, the slowing U.S. and world economy and its effects on Fiberstars’ markets, failure to develop marketable products from new technologies, failure of new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars’ SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof.  Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.